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                                  EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


CONSENT OF DELOITTE & TOUCHE LLP


We consent to incorporation by reference in this Registration Statement of Silicon Valley Bancshares on Form S-8 of our report dated January 26, 1994, appearing in the Annual Report on Form 10-K of Silicon Valley Bancshares for the year ended December 31, 1994.




DELOITTE & TOUCHE LLP


San Jose, California
June 20, 1995